SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                     _______

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) October 14, 1996
                                                 ----------------

                           Chartwell Re Corporation
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             (Exact Name of Registrant as Specified in its Charter)



     Delaware                    1-12502                    41-1652573
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State or Other Jurisdiction    (Commission                (IRS Employer
of Incorporation)              File Number)              Identification No.)



4 Stamford Plaza,  P. O. Box 120043, Stamford, CT          06912-0043
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(Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code (203) 705-2500
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300 Atlantic Street, Suite 400, Stamford, CT  06901
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         (Former Name or Former Address, if Changed Since Last Report)




                         Page 1 of __ pages.





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Item 5. - Other Events

                  On October 14, 1996, Chartwell Re Corporation ("Chartwell") and Archer Group Holdings plc ("Archer") (LSE:
AAJ.L) made a joint announcement in London regarding a recommended cash offer by Chartwell (the "Offer") of 92.5 pence for each ordinary share of Archer in issue (each, an "Archer Share"). The Offer values the existing share capital of Archer at approximately 35 million Pounds Sterling. The Offer will be made by Chartwell Holdings Limited (formerly Beechwood Holdings Limited), a newly-formed, indirect wholly-owned subsidiary of Chartwell, and will be financed from Chartwell's existing resources and a new credit facility (as described below).

                  The Offer includes a Loan Note alternative whereby Archer stockholders may elect to receive a 1 Pound Sterling Loan Note for each 1 Pound Sterling of cash consideration. The Loan Notes, which will be guaranteed by First Union National Bank
N.A., will pay interest semi-annually at the rate per annum calculated to be one percent below Sterling LIBOR and will mature in June 2002. The maximum amount of Loan Notes to be issued will be limited to 26.3 million Pounds Sterling, which limit has been set, among other reasons, to ensure compliance of Chartwell
Holdings Limited with U.K. minimum capitalization rules.

                  The Archer directors and others, including certain employees, have irrevocably undertaken to accept the Offer in respect of their entire holdings (and those of their immediate families) of Archer, representing an aggregate of 8,466,914 shares, or 22.4% of Archer"s issued shares. On October 11, 1996, Chartwell purchased or contracted to purchase 2,027,100 Archer Shares, representing 5.4% of Archer's issued and outstanding shares. On October 14, 1996, Chartwell purchased an additional 9,300,000 Archer Shares, representing an additional 24.6% of Archer's issued and outstanding shares. As a result, Chartwell currently owns or has received undertakings to accept the Offer in respect of 52.3% of the issued Archer Shares.

                  To demonstrate their commitment to the business of Archer, the Archer directors and others, including certain employees, have irrevocably undertaken to apply a part of the consideration receivable by them under the Offer to support underwriting on Archer syndicates.

                  Further information about the Offer is included in the press releases distributed by Chartwell in the United States on October 14, 1996, copies of which are filed as exhibits to this current report on Form 8-K.



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                  The Offer is not being made, directly or indirectly, in
or into the United States, Canada, France, New Zealand or
Australia or by the use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or by any facility of a national securities exchange of, the United States, Canada, France, New Zealand or Australia. The Loan Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Act"), or under any U.S. state securities law, the relevant clearances have not been and will not be obtained from the securities commission of any province of Canada and no prospectus has been or will be lodged with, or registered by, the Australian Securities Commission. The Loan
Notes may therefore not be offered, sold or delivered, directly or indirectly, in or into Canada, France, New Zealand or Australia or in or into the United States or to a U.S. person, unless such transaction has been registered under the Act or an exemption from the registration requirements of the Act is available.

                  Archer is publicly traded on the London Stock Exchange and is the parent company of Archer Managing Agents Limited.
Archer is one of the largest managing agencies in the Lloyd's marketplace with approximately 4% of Lloyd's total underwriting capacity for the 1996 year of account. The largest part of Archer's revenue is now derived from fee based income on capacity managed and commissions on syndicate profits. Archer's managing agency manages a group of 11 Lloyd's syndicates (seven non-marine, one marine, one aviation, one motor and one life) with 1996 capacity of approximately 420 million Pounds Sterling.
Approximately 80% of Archer syndicates' premium volume is derived from non-U.S. sources. Approximately 34.5% of the 1996 capacity is supplied by corporate capital.

                  For the year ended September 30, 1995, Archer reported profit on ordinary activities before taxation of 599,000 Pounds
Sterling, compared to a loss on ordinary activities before taxation of 243,000 Pounds Sterling for the year ended September
30, 1994. Archer reported net profit (before dividends) for the year ended September 30, 1995 of 394,000 Pounds Sterling, compared to a loss of 342,000 Pounds Sterling for the year ended
September 30, 1994.  For the six months ended March 31, 1996,
Archer reported a loss on ordinary activities before taxation of 437,000 Pounds Sterling, compared to a loss of 386,000 Pounds
Sterling for the six months ended March 31, 1995. Archer reported a net loss (before dividends) for the six months ended
March 31, 1996 of 456,000 Pounds Sterling, compared to a loss of 381,000 Pounds Sterling for the six months ended March 31, 1995.
At March 31, 1996, Archer reported net assets of 1,904,000 Pounds
Sterling, compared to net assets of 2,556,000 Pounds Sterling at September 30, 1995.



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                  All of the foregoing information represents information
provided by Archer in the offer document relating to the Offer.
All of Archer's financial information (and its financial forecasts, as discussed below) are prepared on the basis of generally accepted accounting principles in the United Kingdom
("U.K. GAAP"). Significant differences exist between U.K. GAAP and generally accepted accounting principles in the U.S. ("U.S.
GAAP") which affect the comparability of U.K. GAAP and U.S. GAAP financial information. In addition, information relating to Archer should be understood in the context of business arrangements and terminology in the Lloyd's market.

                  The press release filed as exhibit 99.1 to this Form 8-K report describes certain financial forecasts announced by Archer. These forecasts include a profit estimate for the year ended September 30, 1996 (the "1996 Profit Estimate") and a forecast of the profit commissions to be credited to Archer in respect of the 1994 and 1995 pure years of account (the
"Commission Forecasts"). As noted by Archer, profit commissions represent only one component of Archer's net income or loss, and the Commission Forecasts do not necessarily indicate the amount of net income or loss to be recognized by Archer for 1997 or 1998. The foregoing forecasts, which Archer announced pursuant to U.K. best practice, were prepared by Archer and represent the view of the Archer directors only. The forecasts are subject to a number of bases and assumptions, and actual results could differ materially if one or more of the bases or assumptions proves inappropriate or incorrect. A description of these bases and assumptions follows.

1996 Profit Estimate

                  As stated by Archer in the Offer document, the 1996 Profit Estimate

                  "is made after taking account of the Archer
                  Group's entitlement to 6.8 million Pounds Sterling pursuant to the triple profit release (being the advance payment to the Archer Group of part
                  of the profit commission arising on the 1994
                  and 1995 underwriting years), its 8.5
                  million Pounds Sterling contribution to the Lloyd's settlement and the effect of the reinsurance to close 1992 and prior years of account into
                  Equitas Reinsurance Limited.  The Group's
                  entitlement to triple profit release is
                  stated before profit related remuneration to
                  staff.  The profit estimate does not take
                  account of certain professional fees which
                  would become payable in the event the Offer
                  is successful. . . . [The] profit estimate is


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                  based upon the accounting policies normally
                  adopted by the Group as amended to include the advance payment of profit commission on the 1994 and 1995 underwriting years referred to above, on the basis that this will be the accounting policy adopted in the 1996 financial statements."

Commission Forecasts

                  Archer stated in the Offer document that the Commission Forecasts have been prepared on the following principal bases and assumptions:

         "Basis of Preparation

         [The Commission Forecasts] have been prepared using accounting policies consistent with those used by Archer managed syndicates in preparing the annual reports of those syndicates.

                           The [Commission Forecasts] have not been audited or subjected to independent actuarial review. They are intended to be indicative only and must not be regarded as final forecasts of the results of either of these accounts.
         In particular the forecasts only reflect the results expected to flow from the syndicates' pure underwriting year
         (i.e. the forecasts for the 1994 year of account do not take account of surpluses or deficiencies arising from the expected reinsurance to close of the 1993 year of account into the 1994 year of account and similarly the forecasts for the 1995 year of account do not take account of surpluses or deficiencies arising from the expected reinsurance to close of the 1994 year of account into the 1995 year of account).

                           The [Commission Forecasts] are based upon information available as at 30 June, 1996 (i.e. at 30 months for 1994 and 18 months for 1995) and include projections for each syndicate to the anticipated closure after 36 months. They are stated after deduction of all standard personal expenses and after the Names' special levy. The 1994 year of account of each syndicate is expected to be closed into the 1995 year of account at 31 December, 1996 and the 1995 year of account is expected to be closed into the 1996 year of account at 31 December, 1997. Therefore the final syndicate results will not be determined until 1997 and 1998 respectively.

         The bases upon which the forecasts have been prepared are as follows:


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         Underwriting results

                           The projected underwriting results have been calculated after assessing the syndicates latest past and incurred loss statistics including movements in respect of known major market losses where applicable. Ultimate loss ratios have been derived and these have been applied to produce the overall forecast underwriting results.

         Syndicate expenses

                           Syndicate expenses are based on actual figures to 30 June, 1996 together with estimated expenses for the remainder of the 1996 calendar year, in respect of the 1994 year of account and estimated expenses for the remainder of the 1996 calendar year and the 1997 calendar year in respect of the 1995 year of account.

         Names expenses

                           Names expenses are based on standard expenses for Names together with forecast profit commission. The Names' special levy and its effect on profit commission has been included.

         Principal Assumptions

         Underwriting results

         - Net premium income development is based on historic patterns and the effect of Inception Date Allocation has been taken into consideration with respect to the 1995 Account.

                  - There will be no significant movement in claims developments which would cause projected ultimate loss ratios to be inappropriate.

         - The impact of gross claims on the syndicates' reinsurance programmes will result in the anticipated reinsurance recovery rate.

         - There will be no material reinsurance failure in excess of bad and doubtful debt provisions.

         - No unexpected adverse results will follow the resolution of any pending litigation arising in the normal course of business.



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         -        The forecast results will be unaffected by improvements
                  or deteriorations in any reinsurance to close received from earlier years.

         Investment returns

                           The estimated investment returns have been forecast in conjunction with the investment managers by reference to:


                           (a)      actual returns earned to June 30, 1996; and

                           (b) estimated returns for the remaining period based on projected cash flows and yields.

         Syndicate expenses

         - Syndicate expenses will not materially vary from budgets.

         Names Expenses

         - Other than those included in the forecasts, there will be no further personal expenses borne by the 1994 and 1995 Names.

         Economic Factors

         - foreign exchange rates where applicable will not be materially different from those at 30 June 1996; i.e., US$1.55 and Can$2.12.

         - interest and inflation rates will not materially change from current levels."

                  There are a number of important factors that could cause the foregoing assumptions and bases to prove to be inaccurate or inappropriate. Archer's results of operations and profit commissions are dependent on the operating results of the Names participating on the syndicates managed by Archer. Because those Names conduct an insurance and reinsurance business, their results are subject to many of the same factors which affect the results of operations of insurance companies. Among these factors are: (i) uncertainties associated with the establishment of reserves for losses and loss adjustment expenses, which reserves are estimates based on facts known at the date of establishment and assumptions about future trends and experience;
(ii) uncertainties associated with assumed recoveries of losses ceded to reinsurers, which recoveries are dependent on, among other things, the terms of reinsurance contracts, the types and


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amounts of losses experienced and the creditworthiness of
reinsurers; and (iii) changes in the rate of return on invested assets, as a direct or indirect result of changes in market interest rates or of other factors. As a result, undue reliance should not be placed on the forecasts.

                  Chartwell does not as a matter of course publicly disclose projections as to future revenues or earnings.
Chartwell does not intend to provide updates or other revisions to the Archer forecasts to reflect circumstances existing or occurring after the date of their preparation.

                  The purchase price for the Archer Shares is expected to be funded from Chartwell's existing resources and from a new credit facility (the "Credit Facility") between Chartwell's direct subsidiary Chartwell Re Holdings Corporation ("Re
Holdings") and First Union National Bank of North Carolina
("First Union"), as agent. The Credit Facility provides for a term loan in two tranches of $30,000,000 principal amount and 12,850,000 Pounds Sterling principal amount, respectively, and a $25,000,000 principal amount revolving credit facility. Re Holdings intends to use $20,000,000 of the term loan to repay all outstanding borrowings under a credit agreement between Re Holdings and Fleet
National Bank of Connecticut ("Fleet"), which repayment is expected to occur prior to closing under the Archer Offer. The remainder of the term loan will either be drawn down in cash by Re Holdings and contributed to Chartwell Holdings Limited for the purchase of Archer Shares or will be utilized in the form of bank guarantees of the obligations of Chartwell Holdings Limited under the Loan Notes. The revolving credit facility, which will replace Re Holdings' current $10,000,000 revolver from Fleet
(under which no borrowings are currently outstanding), may be used to provide additional Loan Note guarantees, to support underwriting at Lloyd's by Chartwell's subsidiaries or for other general corporate purposes. All obligations of Re Holdings under the Credit Facility will be guaranteed by Chartwell.


                  Both the term loan and the revolver will bear interest at a rate selected by Re Holdings equal to either (1)the base rate (as defined below) or (2)LIBOR plus a margin (the
"Margin"). The amount of the Margin will depend on the higher of Re Holdigs' senior debt rating by Standard & Poor's or Moody's.
Based on Re Holdings' current senior debt rating, the Margin over LIBOR would be 0.75%, compared to the current rate under Re
Holdings' credit agreement with Fleet of LIBOR plus 1.15%. The base rate is the higher of (1) First Union's prime commercial lending rate or (2)the federal funds rate plus 0.5%. Re
Holdings will also pay (1)an unused commitment fee equal to 0.25% on the aggregate unused portion of the revolver,
(2)utilization fees for the issuance of letters of credit and


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Loan Note guarantees at a rate per annum of 0.375% (if secured)
or the Margin (if unsecured) on the outstanding amount of potential credit exposure, and (3)certain other fees customary in connection with syndicated loans of this nature. The term loan must be repaid by December 31, 2002. The revolver has an initial maturity date of December 31, 2001, which may be extended to December 31, 2002 if all lenders consent and the request is made by October 13, 1998. The credit agreement provides for customary events of defaults and covenants.

                  Closing under the Offer is currently expected to occur prior to year end.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits
99.1  Press release of Chartwell dated October 14, 1996.
99.2  Press release of Chartwell dated October 14, 1996.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHARTWELL RE CORPORATION


Dated:  October 18, 1996                    By:/s/ Richard E. Cole
                                               --------------------
                                               Richard E. Cole
                                               Chairman and CEO

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